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                                                                    Exhibit 5(c)


                                 AMENDMENT NO. 2

                                       TO

                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
     TOUCHSTONE ADVISORS, INC. AND SELECT ADVISORS VARIABLE INSURANCE TRUST


        This Amendment No. 2 to Investment Advisory Agreement is dated as of May 1, 1998 and amends the Investment Advisory Agreement (the
"Advisory Agreement") dated September 9, 1994 made by and between Touchstone Advisors, Inc., an Ohio corporation (the "Advisor"), and Select Advisors Variable Insurance Trust, a Massachusetts business trust created pursuant to a Declaration of Trust dated February 7, 1994 (the "Trust").


        WHEREAS, the Advisor acts as investment advisor to the Trust pursuant to the Advisory Agreement; and

        WHEREAS, the Trust's Board of Trustees has amended and restated the Establishment and Designation of Series appended to the Trust's Declaration of Trust (the "Declaration") to add an additional series of Shares (as defined in the Declaration) of the Trust, to be designated the Touchstone Value Plus Portfolio;


        NOW, THEREFORE, Schedule 1 to the Advisory Agreement is hereby amended, effective as of May 1, 1998, to read as set forth in Exhibit A to this Amendment, the sole change in such Schedule being the addition of the Value Plus Portfolio.


        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered in their names and on their behalf as of the day and year first above written.


                                    SELECT ADVISORS VARIABLE
INSURANCE TRUST


                                    By: /s/ Edward G. Harness, Jr.

                                        -----------------------------------
                                        Edward G. Harness, Jr., President

TOUCHSTONE ADVISORS INC.



By: /s/ Patricia J. Wilson

    -------------------------------
    Secretary





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                                             Exhibit A to Amendment No. 2 to
                                             Investment Advisory Agreement

SCHEDULE 1

Emerging Growth Portfolio                   0.80%

International Equity Portfolio              0.95%

Balanced Portfolio                          0.80%

Income Opportunity Portfolio                0.65%

Standby Income Portfolio                    0.25%

Value Plus Portfolio                        0.75%








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